CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated January 12, 2011 relating to the financial statements and financial highlights and to the investment portfolio appearing in Item 6 of the Form N-CSR filing of The New Economy Fund which appear in such Registration Statement.  We also consent to the references to us under the headings "Financial highlights", "Independent registered public accounting firm", and "Prospectuses, reports to shareholders and proxy statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, California
January 27, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment 40 to Registration Statement No. 002-83848 on Form N-1A to the references to us under the headings “Financial highlights” in the Prospectuses and “Independent registered public accounting firm” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Costa Mesa, California
January 27, 2011